Exhibit 99.2 Q1 2020 Earnings Call Presentation May 13, 2020

Forward-Looking Statements Forward-Looking Statements This presentation and our accompanying comments include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward- looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 27, 2020 with the Securities and Exchange Commission (“SEC”) and in our other reports filed from time to time with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with GAAP because management believes such measures are useful to investors. The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. Reconciliation of non-GAAP financial measures are included in the supplemental slides in the Appendix of this presentation. Market & Industry Data This presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. 2

Agenda . Business Highlights (Scott Sewell, President and CEO) – COVID-19 initiatives and business impact update – Our significant accomplishments – First quarter 2020 financial highlights – Regulatory and legislative update . Financial Overview (Roger Shannon, CFO and Treasurer) – First quarter 2020 financial review o Revenue, gross profit, and Adjusted EBITDA comparison o Business segment performance o Cash flow update – Debt and leverage – 2020 guidance . Conclusion (Scott Sewell) . Appendix – Non-GAAP Reconciliations 3

Business Highlights 4

COVID-19 Update Provider of Mission-Critical Services, Not Economic Dependent The foundation of Charah Solutions business model is built on consistent, mission-critical services for its customers Resilience of operations amidst economic uncertainty – Coal-fired generation plant operators have only 2-3 days of onsite ash storage capacity – Routine nuclear reactor maintenance is non-discretionary, specialized, and predictable – Remediation market driven by environmental regulation, less influenced by macroeconomic conditions – 80% of customers are investment grade-rated regulated utilities – Charah Solutions grew business during the Great Recession in 2008 No Significant Work Stoppages to Date 5

COVID-19 Update Safety and Business Continuity Actions Taken Charah Solutions’ commitment to safety is a core value and an integral component of the corporate culture . No significant work stoppages . Continuing actions taken to protect our employees, customers and business, including: – Policies restricting non-essential travel and in-person team meetings, work-at-home program, and communicating guidance on healthy behaviors within offices and at work sites . Corporate offices closed . Social distancing guidelines administered and practiced – Contingency plans to ensure business continuity for our mission-critical customers . Internal COVID-19 task force created with daily status calls . CORE Health-Supporting Employee Triage and Evaluation per CDC Guidelines – Procedures for managing potential service interruptions and maintaining real-time communications across the organization and with customers . Customized Pre-Job Clearance Protocols (temperature screening, wellness checks lists, etc.) . Preemptive cost-cutting and cost savings initiatives across the Company Our Highest Priority Remains the Safety of our Employees and Customers 6

Significant Accomplishments First Quarter 2020  Actively bidding on more work than any other time in the Company’s history – In process of submitting proposals for projects at three major Southeastern utilities that have recently announced intentions to proceed with large ash pond remediation projects  Announced award of two new remediation and beneficial reuse projects – Consumers Energy pond ELT project – Pond closure and ash beneficial reuse for a large southeastern U.S. utility  Growth in our Maintenance and Technical Services operations with increased scope and higher revenue from both our nuclear and fossil maintenance services  $175 million in new awards on a project revenue basis; on pace to exceed full-year 2019 award levels of $583 million  Increased diversification of customer base and broadened geographic reach Significant Pickup in Business Development Activities 7

Q1 2020 Financial Highlights . Revenues increased 0.8% to $164.6 million as compared to Q1 2019 – Driven by: . (i) additional spring nuclear outages; and, . (ii) increased fossil services revenues – Partially offset by a net overall decrease in revenue from Environmental Solutions . Gross profit and Adjusted EBITDA1 decreased – Primarily due to: . (i) deemed termination of the Brickhaven project that occurred in the second quarter of 2019 . (ii) the roll-off of other remediation and compliance services contracts 8 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

Recent Regulatory/Legislative Developments February 2020 – EPA Announced Final Proposed Revision to 2015 Rule - Changes the method of reclamation for hundreds of ash impoundments that were lined with clay soils and claiming a liner in their basis for closure in place - Moved up the ceasing of operating these CCR impoundments from October 2020 to August 2020- January 2020 – Duke Energy, North Carolina Regulators and Community Groups Reach Ash Pond Closure Agreement - Ends coal ash pond closure debate in NC and provides clarity on closure timing and methods -Duke Energy estimated the total undiscounted cost to permanently close all ash basins in the Carolinas to be approximately $8 billion to $9 billion, with approximately $2.4 billion already spent through 2019 Regulatory and Policy Trends Still Driving Customer Needs for Remediation Solutions 9

First Quarter Financial Overview 10

First Quarter 2020 Financial Review



($ in millions)

- Revenue increased by 0.8% due to an increase in the number of spring nuclear outages and an overall increase in our fossil services business, partially offset by a decline in Environmental Solutions
- Gross profit decreased by 30%, primarily driven by project completions, including the deemed termination of the Brickhaven contract that occurred in Q2 2019
- Net loss attributable to Charah Solutions, Inc. increased 406% due to an $8.6 million non-cash loss on extinguishment of debt that was recorded in Q1 2020
- Year-over-year Adjusted EBITDA[1] and Adjusted EBITDA margin[1] down primarily due to impacts mentioned above

Q1 2020 vs. Q1 2019



Revenue
$163
$165
Q1 2019
Q1 2020
Gross Profit
$15
$11
Q1 2019
Q1 2020
9.4%
6.6%
Margin Comparison
Net Loss Attributable to Charah Solutions, Inc.
Q1 2019
Q1 2020
-$3
-$14
Adjusted EBITDA[1]
$9
$5
Q1 2019
Q1 2020
5.5%
3.2%
Margin Comparison

Charah Solutions

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1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

First Quarter 2020 Financial Review Business Segment Performance (GAAP as reported: $ in millions) Environmental Solutions Maintenance & Technical Services Revenue Gross Profit Revenue Gross Profit 14.2% 10.5% 6.8% 5.4% 37% Revenue Decrease 22% Revenue Increase . Revenue decrease driven by net impact of remediation contract . Revenue increase driven by more spring nuclear outages and an completions, including the completion of the Brickhaven contract overall increase in fossil services revenue . Gross profit decrease driven by net impact of remediation contract completions 12

First Quarter 2020 Financial Review Cash Flow Update ($ in millions) Cash flow from operations (pre-changes in $2.7 W/C) Negative change primarily driven by Spring 2020 nuclear outage working capital build, with A/R collections continuing past quarter-end, Change in W/C (21.0) and an increase in contract assets which we expect to collect in Q2 Operating cash flow $(18.3) 2020 Capex Maintenance and growth $(0.9) Technology (0.3) Free cash flow1 $(19.5) 13 1. Free cash flow is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of free cash flow to the most directly comparable GAAP measure.

Debt & Leverage As of As of $ Millions 3/31/2020 12/31/2019 . Liquidity of $37M as of Cash and Cash Equivalents $26 $5 3/31/2020: $50 Revolver – Cash: $26M $27 $19 – Revolver1: $11M Equipment Financing and Other $34 $37 . Expect leverage ratio to decline throughout the Senior Secured Term Loan $164 $149 remainder of the year as performance Total Debt $225 $205 improves and a more 3 favorable comparison Net Debt $199 $200 as the second quarter of 2019 rolls off LTM Adj. EBITDA2 $14 $18 Gross Leverage3 15.6x 11.4x Net Leverage3 13.7x 11.1x 1. $50M capacity less $27M drawn less $12M used for letters of credit. 2. Adjusted EBITDA is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure. 14 3. Net Debt, Gross Leverage and Net Leverage are non-GAAP measures. Net Debt is calculated as Total Debt less cash and cash equivalents. Gross leverage and net leverage are calculated as total debt to Adjusted EBITDA and net debt to Adjusted EBITDA, respectively. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure

2020 Guidance - Reaffirmed ($ in millions) Guidance Revenue $560 Adjusted EBITDA1 $37 Net loss attributable to Charah Solutions, Inc. $15 . Our 2020 guidance includes only existing business and executed contracts. As a result of the COVID-19 pandemic, our guidance does not include the financial impact of new awards in 2020 . Adj. EBITDA1 margin improvement in 2020 – Driven by: . (i) improvement in project mix with higher gross margins . (ii) the completion of remediation projects with previously identified issues . (iii) other cost saving initiatives . Guidance for net loss attributable to Charah Solutions, Inc. includes the impact of the loss on extinguishment of debt associated with the third amendment to the Company’s credit agreement and the increased PIK interest on the term loan . Guidance is based on our expectations of no material worsening of the COVID-19 pandemic, and specifically including, but not limited to, no material customer work stoppages, no significant employee absences, and no government- mandated quarantines. Any worsening of the COVID-19 pandemic could materially affect our 2020 outlook. 15 1. The forward-looking measures of 2020 Adjusted EBITDA and 2020 Adjusted EBITDA margin are non-GAAP financial measures that cannot be reconciled to net income as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.

Conclusion 16

Growth Potential and Drivers Expanding Pipeline Compelling Value Regulatory and Public of Opportunities Proposition to Policy Trends Driving Customers Customer Needs  Very Large Installed Base of Legacy Coal Ash Disposal Ponds Still Require Remediation Power plant operators An industry leader in ash increasingly focused on  Recycling Waste Byproducts Is a Critical excavation environmental Component of the Coal Ash Value Chain stewardship and regulatory compliance  The Power Generation Industry Is History of solving customers’ most Increasingly Requiring Larger Scale complex environmental challenges Environmental and Maintenance Service Providers Recurring Revenue Exceptional quality, safety and Potential compliance record Favorable market dynamics and  Coal and Nuclear Power Generation Remain regulatory trends Important Energy Sources  Routine Nuclear Reactor Maintenance Is Positive Response to MP618TM Non-Discretionary, Specialized, and Technology Initiative Predictable 17

APPENDIX 18

Non-GAAP Reconciliation

Adjusted EBITDA and Adjusted EBITDA Margin



We define Adjusted EBITDA as net loss attributable to Charah Solutions, Inc. before loss on extinguishment of debt, interest expense, income taxes, depreciation and amortization, equity-based compensation, non-recurring legal costs and expenses and start-up costs, the Brickhaven contract deemed termination revenue reversal and transaction-related expenses and other items. Adjusted EBITDA margin represents the ratio of Adjusted EBITDA to total revenue. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure.

The following table presents a reconciliation of Adjusted EBITDA to net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, along with our Adjusted EBITDA margin.

	Three Months Ended March 31,	
	2020	2019
	(in thousands)	
Net loss attributable to Charah Solutions, Inc.	$ (14,250)	$ (2,819)
Interest expense, net	3,630	5,052
Loss on extinguishment of debt	8,603	—
Income tax benefit	—	(761)
Depreciation and amortization	6,524	6,257
Elimination of certain non-recurring legal costs and expenses[1]	(264)	(746)
Equity-based compensation	732	208
Transaction-related expenses and other items[2]	218	1,715
Adjusted EBITDA	$ 5,193	$ 8,906
Adjusted EBITDA margin[3]	3.2%	5.5%

1. Represents non-recurring legal costs and expenses, which amounts are not representative of those that we historically incur in the ordinary course of our business. Negative amounts represent insurance recoveries related to these matters.
2. Represents expenses associated with the Amendment to the Credit Facility, SCB transaction expenses, executive severance costs, IPO-related costs, and other miscellaneous items..
3. Adjusted EBITDA margin is a non-GAAP financial measure that represents the ratio of Adjusted EBITDA to total revenue. We use Adjusted EBITDA margin to measure the success of our businesses in managing our cost base and improving profitability.

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Non-GAAP Reconciliation Adjusted Net Loss and Adjusted Loss Per Basic/Diluted Share Adjusted net loss attributable to Charah Solutions, Inc. and Adjusted loss per basic/diluted share are non-GAAP financial measures. We define Adjusted net loss attributable to Charah Solutions, Inc. as net loss attributable to Charah Solutions, Inc. plus, on a post-tax basis, loss on extinguishment of debt, non-recurring legal costs and expenses, non-recurring start-up costs and expenses, and transaction-related expenses and other items. Adjusted loss per basic/diluted share is based on Adjusted net loss attributable to Charah Solutions, Inc. The following represents a reconciliation of net loss attributable to Charah Solutions, Inc., our most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted net loss attributable to Charah Solutions, Inc. and Adjusted loss per basic/diluted share. Three Months Ended March 31, 2020 2019 Net loss attributable to Charah Solutions, Inc. $ (14,250) $ (2,819) Income tax benefit — (761) Loss on extinguishment of debt 8,603 — Elimination of certain non-recurring legal costs and expenses(1) (264) (746) Transaction-related expenses and other items(2) 218 1,715 Adjusted loss before income taxes attributable to Charah Solutions, Inc. $ (5,693) $ (2,611) Adjusted income tax benefit(3) — (640) Adjusted net loss attributable to Charah Solutions, Inc. $ (5,693) $ (1,971) Weighted-average basic / diluted share count(4) 29,644 29,374 Adjusted loss per diluted share $ (0.19) $ (0.07) 1. Represents non-recurring legal costs and expenses, which amounts are not representative of those that we historically incur in the ordinary course of our business. Negative amounts represent insurance recoveries related to these matters. 2. Represents SCB transaction expenses, executive severance costs, IPO-related costs, expenses associated with the amendments to the Credit Facility and other miscellaneous items. 3. Represents the effective income tax rate of 0.0% and 24.5% for three months ended March 31, 2020 and 2019, respectively, multiplied by adjusted loss before income taxes attributable to Charah Solutions, Inc. 20 4. As a result of the adjusted net loss per share for the three months ended March 31, 2020 and 2019, the inclusion of all potentially dilutive shares would be anti-dilutive. Therefore, dilutive shares (in thousands) of 3,035 and 991 were excluded from the computation of the weighted-average shares for diluted adjusted net loss per share for the three months ended March 31, 2020 and 2019, respectively.

Non-GAAP Reconciliation Free Cash Flow We define free cash flow as cash flows from operating activities, less cash used for capital expenditures, net of proceeds. W e exclude capital expenditures because we consider them to be a necessary component of our ongoing operations. We consider free cash flow to be a measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for investing in our business and strengthening our balance sheet, but it is not intended to represent the amount of cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from this measure. The following represents a reconciliation of net cash (used in) provided by operating activities to free cash flow, our most directly comparable financial measure calculated and presented in accordance with GAAP. The presentation of free cash flow is not meant to be considered in isolation or as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. Three Months Ended March 31, 2020 2019 Net cash (used in) provided by operating activities $ (18,320) $ 6,175 Capital expenditures, net of proceeds: Maintenance and growth(1) (868) (3,514) Technology (302) (3,156) Total capital expenditures (1,170) (6,670) Free cash flow $ (19,490) $ (495) 21 1. Proceeds of $14 and $470 were included in maintenance and growth capital expenditures for the three months ended March 31, 2020 and 2019, respectively.